Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the plan named below hereby constitutes and appoints H. Lawrence Culp, Jr., John R. Phillips III, Rahul Ghai, Robert Giglietti and Brandon Smith, and each of them, its true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for it and in its name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-8, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as it might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 31 day of January, 2025.

GE Aerospace Retirement Savings Plan

By: General Electric Company, as Plan Administrator

By:	/s/ Shannon Maloney
Name:	Shannon Maloney
Title:	Secretary of the Benefits Administrative Committee